                         OILFIELD DEVELOPMENT AGREEMENT
                             (Investment agreement)

     This Oilfield Development Agreement is entered into on this ____day of
_______, 2000 by and between:

     Siberian - Texas Closed Joint Stock Company Goloil, a legal entity under the laws of the Russian Federation (hereinafter "Goloil"), duly represented by its General Director Mr. V.V. Bergulyov, as one Party, and

     Limited Liability Company Energosoyuz - A, a legal entity under the laws of the Russian Federation (hereinafter "Investor"), duly represented by its General
Director Mr. A.Novikov, as the other Party.

     WHEREAS Goloil conducts exploration and production of hydrocarbons on oil fields of Yeguriakh licensed area located in the Khanty-Mansiysk Authonomous
Okrug, Russia pursuant to the License XMH-10467 HP registered on June 19, 1997;

     WHEREAS Goloil in the course of its hydrocarbon  exploration and production activities encountered certain financial, management and organizational problems and referred to the Investor seeking assistance in resolution of such problems;

     WHEREAS Investor has financial resources for capital investment into development of Goloil's oilfields as well as experience and managerial and organizational skills;

     WHEREAS Investor agrees to make investment into construction of Goloil's oilfield development facilities including wells, pipelines and other infrastructure;

     WHEREAS Goloil has necessary rights to the Licensed Area enabling it to receive necessary permits from competent state bodies for construction and location of such additional wells, pipeline and other oilfield facilities thereon,

     NOW, THEREFORE, the Parties hereby agree as follows:

     1. Definitions.

     The following terms shall have the meaning assigned to such terms below:

     1.1.  Effective  Date - shall have the meaning  assigned  thereto in Clause
6.1.

     1.2.  Lease Agreement  - shall mean the lease agreement executed by the
Parties in pursuant to which the Oilfield Facilities shall be leased to Goloil after completion of the Investment Stage and which shall set forth the terms for the use by Goloil of such Oilfield Facilities;

     1.3. Additional Wells - shall mean such production and/or exploration wells which shall be drilled in the Licensed Area, equipped and brought into operation by the Investor in accordance with the Work Program;

     1.4.  Investment  Stage - shall have the meaning assigned thereto in Clause
2.2.

     1.5. Licensed Area - shall mean the Yeguriakh licensed area as described in the License covering Yeguriakh, South Yeguriakh and Golevoye oilfields and the adjacent territory located in Nizhnevartovsk district of Khanty Mansiysk
Autonomous Okrug.

     1.6.  License - shall mean the license to use subsoil for  exploration  and production  of  hydrocarbons  series  XMH No.  10467 HP  issued  to  Goloil  and registered on June 19, 1997.

     1.7.  Oilfield  Facilities - shall mean the Pipeline, the Additional Wells and such infrastructure thereto appertaining and other assets to be created in accordance with the Work Program.

     1.8.  Work Program - shall mean the document agreed by the Parties and attached hereto as Attachment No. 1 describing the scope of works to be undertaken by the Investor on the Investment Stage in order to drill 5 (five)
Additional Wells in the Licensed Area and construction of the Pipeline with infrastructure necessary for the efficient and uninterrupted operation thereof, and containing the schedule for the performance of such works with specification of Milestones.

     1.9.  Project - shall mean the project of development of the Licensed Area to be undertaken by the Parties pursuant to this Agreement and involving the design, construction, procurement, installation and such other operations as may be necessary for completion and bringing into operation of the Oilfield
Facilities, financing of such operations and subsequent use of the Oilfield
Facilities by Goloil on the terms of the Lease Agreement executed by the
Parties.

     1.10. List of Leased Assets - shall mean the list (including any amendments and addenda thereto) of completed and ready for operation Oilfield Facilities leased to Goloil, such list being agreed and executed by the Parties.

     1.11.  Pipeline  - shall  mean the local pipeline with all supplementary infrastructures to be constructed pursuant to the Work Program, designated for transportation of raw hydrocarbons from the booster pumping station at the

Yeguriyakh oil field to the DNS-32 booster pumping station at OAO
TNK-Nizhnevartovsk.

     1.12.  Milestone  - shall mean an obligation of the Investor to place an order and/or execute a contract for performance of works or supply of materials or equipment, or to perform a payment in order to finance certain works or supplies, by the term established in the Work Program.

2.       Agreement in General.

     2.1. Scope of Agreement. The scope of this Agreement includes construction, acquisition, installation, putting into operation, maintenance and exploitation of Oilfield Facilities, which are necessary for the conduct by each of the
Parties of its business activities described in the Recitals hereof. Such
Oilfield Facilities shall be located on the Licensed Area or otherwise commissioned for the exploration, production, transportation and sales of hydrocarbons under the License.

     2.2.  Investment Stage of the Project. The Investment Stage of the Project
shall commence on the Effective Date hereof and shall last until the date of execution by the Parties of the List of Leased Assets or respective addendum thereto in accordance with the Lease Agreement. On the Investment Stage the
Investor shall at its cost perform or arrange for the performance of design, construction, procurement, installation and other operations aimed at creation of the complex of Oilfield Facilities and provide such necessary financing for such operations as shall be specified in the Work Program agreed by the Parties.

     2.3. Further Implementation of the Project. Upon completion of the Oilfield
Facilities the same shall be transferred for lease by Goloil in its hydrocarbon production, transportation and sales activities on the terms and conditions of the Lease Agreement.

     2.4.  Significance of the Investment Stage. The Parties agree that the
Investment Stage of the Project is a necessary preliminary stage for the lease of the Oilfield Facilities by the Investor to Goloil in accordance with the
Lease Agreement.

     3. Investment Stage Operations. Work Program.

     3.1.  Investor's Obligation. The Investor  shall at its cost perform such design, construction, procurement and installation works and shall allocate such resources and effort as shall be necessary to complete the Oilfield Facilities in accordance with the Work Program and shall independently manage all such activities subject to terms, conditions and limitations set forth herein.

     3.2. Goloil's Obligation. The sites for location of the Oilfield Facilities and for performance by the Investor of any other operations of the Investment
Stage in the Licensed Area shall be agreed by the Parties and Goloil shall provide Investor with all necessary authorizations, permits, contracts and/or other documentation constituting grounds required for the Investor's operations on such sites. Goloil shall also promptly provide to the Investor the existing project documentation on the development of the Licensed Area.

     3.3.  Purchase of the Existing Assets. The Parties hereby agree that as a condition for the commencement of the Investment Stage operations the Investor shall purchase from Goloil the existing portion of the Pipeline, materials, equipment and other assets owned by Goloil listed in the Attachment No.2 hereof.
The purchase price for such assets agreed by the Parties and set forth in the
Attachment No.2 shall be paid by the Investor to Goloil no later than within 10
(ten) business days from the date of execution of the Attachment No.2 and receipt of the appropriate invoice from Goloil.

     3.4. Work Program. Investment Obligation. The Parties hereby approve the
Work Program and the Budget for drilling of 5 (five) wells in the Licensed Area and construction of the Pipeline with infrastructure necessary for the operation thereof in accordance with the project documentation provided to the Investor by
Goloil pursuant to Clause 3.2. The Investor hereby agrees and undertakes to invest up to the amount equivalent to $5,600,000 (five million six hundred thousand U.S. Dollars) for implementation of the Work Program. The Investor shall within 15 (fifteen) days from the date of signature hereof provide Goloil with evidence confirming the Investor's financial capability to meet the above specified investment obligation, provided that failure to furnish such evidence within the above said period of time shall give Goloil the right to terminate this Agreement.

     3.5. Ownership of Assets. Any materials, equipment and other assets used by the Investor in the Investment Stage of the Project and any Oilfield Facilities
or any part thereof whether completed or in the process of construction or installation shall at all times remain the property of the Investor (or such third parties, including Goloil, from which such assets may be leased or otherwise received by the Investor on terms other than transfer of ownership rights) and Goloil shall not receive, or have the right to claim, any ownership rights to any of such assets on the basis of their location on the Licensed Area or utilization in the Investment Stage of Project, except as may be expressly agreed by the Parties.

     3.6.  Reporting. Investor shall prepare and submit to Goloil quarterly operations reports on the progress of the performance of the Work Program and also provides Goloil with such information on the status of operations which
Goloil may request.

     3.7.  Engagement of Contractors and Suppliers. Goloil shall assign to the
Investor all its rights and obligations under such contracts with contractors and/or suppliers connected with performance of works or supply of materials with respect to items included into the Work Program as are effective as of the
Effective Date. Investor shall with the assistance of Goloil engage such new contractors and/or suppliers which services in the Investor's view are necessary for the fulfillment of the Work Program, provided that the Investor provides for the full financing of the works and procurement of materials in the implementation of the Work Program in accordance with the obligation set forth in Clause 3.4 hereof.

     3.8. Goloil's Controlling Functions. Per the Investor's direction Goloil shall control the performance by contractors and/or suppliers of their obligations under the relevant contracts executed by the Investor or assigned to the Investor in accordance with Clause 3.7 as well as the contractors' and suppliers' compliance with applicable Russian laws, regulations and mandatory technical requirements and, to the extent not contradictory to any of the above mentioned requirements, with internationally accepted petroleum industry practices including, without limitation, requirements of safety and protection of, and reduction of adverse effects on, the environment and health. For the performance of such controlling functions the Investor shall provide Goloil with necessary authority. Goloil shall promptly inform Investor of any violations by contractors and/or suppliers of their contract obligations to the Investor or obligations to comply with the above said rules and standards, of which Goloil shall become aware in the course of performance of such controlling functions.

     3.9.  Permits, Licenses and Clearances. Goloil together with the Investor shall obtain or ensure obtaining by contractors engaged by the Investor of all licenses, permits and clearances with competent authorities required for performance of any operations of the Investment Stage. Upon completion of construction of any of the Oilfield Facilities as provided in the Work Program the Investor as the owner thereof shall with assistance of Goloil obtain all authorizations, permits, licenses and complete any other procedures required by applicable laws and regulations for the commencement of operation of such
Oilfield Facilities, including, without limitation any required registration of the Oilfield Facilities classified as immovable property under applicable laws.

     3.10. Conditions for the Fulfillment of the Work Program.

     3.10.1.  Compliance with the Work Program.  All operations under this
Agreement shall be conducted in accordance with the Work Program. The term for performance of works and supply of materials and equipment pursuant to any contracts executed by the Investor (or by Goloil pursuant to the Investor's instruction) with contractors and suppliers shall be set forth so as to ensure full and timely fulfillment of the Work Program.

     3.10.2. Default by Contractor or Supplier. In the event of any default under the relevant contract with the Investor of any contractor or supplier engaged by the Investor (or by Goloil pursuant to the Investor's instruction)
for performance of works hereunder, or in case the Investor or Goloil have good reasons to believe that the obligations of such contractor or supplier may not be performed within the established term, the Parties shall promptly meet to discuss and agree on the measures necessary to ensure maximum possible compliance with the Work Program and shall make necessary measures for the implementation of such measures.

     3.10.3. Default by the Investor on a Milestone. In the event of deviation of the Investor from the schedule set forth in the Work Program for the placement of orders and/or execution of contracts with contractors and/or suppliers for performance of works specified in the Work Program or for supply of materials required therefore, or for the financing of such works or supplies, which resulted in default on the achievement of any Milestone specified in the
Work Program, Goloil shall have the right to deliver to the Investor a written notice of default on the Milestone ("Notice of Default"). Within 30 (thirty)
days from the date of issuance of the Notice of Default the Investor shall cure such default by achievement of the relevant Milestone. In the event of failure of the Investor to cure the default on the Milestone within such period of time
Goloil shall have the right to terminate this Agreement and apply the provisions of Clause 6.3 hereof.

     4. Liability of the Parties.

     4.1. General. The Parties shall bear liability for due performance of their obligations hereunder and for any damage caused to each other in the course of the Investment Stage operations in accordance with the effective Russian legislation.

     4.2. Third Party Involvement. Engagement by the Investor of any third party contractors or suppliers for performance of any Investment Stage operations shall not relieve the Investor from any of its obligations hereunder or from any liability for due performance of such obligations. The Investor shall not be liable for the damage caused to Goloil as a result of operation of any such contractor and/or supplier if Goloil exercising its controlling functions as provided herein could and had to undertake measures which could prevent causation of such damage or limit the same, but failed to undertake such measures.

     5. Completion of the Investment Stage.

     5.1. Completion of the Investment  Stage.Upon  completion of the operations provided in the Work Program, the Parties shall agree on the scope of the
Oilfield Facilities completed and ready for operation and shall execute the List of Leased Assets. Upon execution of such List of Leased Assets the Investment
Stage with respect to the Oilfield Facilities specified therein shall terminate.

     6. Term of the Agreement. Early Termination.

     6.1. Term. This Agreement  shall come into effect on the date of execution hereof by both Parties ("Effective Date") and shall remain effective until all the works and operations provided by the Work Program approved by the Parties are fully completed, unless earlier terminated pursuant to provisions of Clause
6.2. Termination hereof shall not affect or limit the effectiveness of the Lease
Agreement with respect to the Oilfield Facilities, which shall have been included in the List of Leased Assets in accordance with Clause 5.1 by the date of termination hereof.

     6.2. Early  Termination.  This Agreement may be terminated before the time specified in Clause 6.1 in the following cases:

     6.2.1. By mutual agreement of the Parties executed in writing;

     6.2.2. Under circumstances specified in Clause 3.4 hereof;

     6.2.3. Under circumstances specified in Clause 3.10.3 hereof;

     6.2.4. Under circumstances described in Clause 7.4 hereof.

     6.3.  Consequences of the Early Termination. In the event of early termination hereof for any of the reasons stated in Clause 6.2 all Oilfield
Facilities (whether finished or unfinished) and any materials, equipment and other assets located on the Leased Area (other than the ones which by that time shall have been included in an executed List of Leased Assets and leased by
Investor to Goloil under the Lease Agreement) shall be transferred to, and become the property of, Goloil, provided that Goloil shall have the obligation to repay to the Investor the amount Investor actually expended for the acquisition, construction and/or installation of such Oilfield Facilities an other assets pursuant to relevant accounting documentation. Such repayment shall be made within 1 (one) calendar year from the date of such termination hereof.

     7. Force Majeure.

     7.1.  Definition "Force Majeure" for the purposes of this Agreement shall mean an event which is not reasonably within the control of the Parties, including without limitation, war, military actions, governmental actions, fire, flood, earthquake, strike, lockout, acts of sabotage or terrorism, or natural calamity, adverse act, ruling or any other action of the Russian Government or any other official authority of the Russian Federation having mandatory effect on any of the Parties, which may prevent a Party from fulfilling its obligations under this Agreement, but not including a lack of means or the inability to meet financial commitments.

     7.2.  Obligations The obligations of any of the Parties shall be suspended during such time and to the extent only that the performance of its obligations is prevented, or rendered impossible, in whole or in part, by Force Majeure and the obligation to perform shall be extended for the period of time that the
Force Majeure or its consequences exist. No sanctions or penalties for the failure of a Party to fulfill its contractual obligations caused by Force
Majeure shall apply.

     7.3.  Notices The Party which is prevented from carrying out an obligation by reason of Force Majeure shall promptly notify the other Party of Force
Majeure, which notice, shall include reasonable details and an estimate of the length of time of the Force Majeure. A Party claiming suspension of its obligations as said above shall promptly remedy the consequences of the Force
Majeure insofar as it is reasonably able to do so.

     7.4.  Termination Should any event of Force Majeure continue for 9 (nine)
months after the time that the unaffected Party has received the notice of Force
Majeure from the Party affected thereby, and then the Party not affected by the
Force Majeure shall determine whether this Agreement should be terminated or amended.

     8. Assignment.

     8.1.  None of the Parties shall have the right to assign any of its rights or obligations hereunder to any third party without obtaining a prior written consent thereto from the other Party.

     9. Interpretation.

     9.1. This Agreement is a compound contract regulated by laws of the Russian
Federation. Interpretation of this Agreement shall be based on the mutual understanding of the Parties that upon completion of the investment activities of the Investment Stage of the Project and transfer of the Oilfield Facilities specified in the List of Leased Assets the relations between the parties shall constitute and shall be viewed as relations of a lesser and lessee in connection with the use by Goloil of the relevant Oilfield Facilities on the terms set forth in the Lease Agreement.

     10. Dispute Resolution.

     10.1.  The Parties shall make best efforts to resolve any disputes, controversies or differences arising from, or in connection with, this Agreement through negotiations.

     10.2. If the Parties fail to reach agreement on the disputed issue through negotiations any of the Parties may refer such dispute, controversy or difference for resolution to the Arbitration Court of the city of Moscow and each of the Parties hereby agrees to the jurisdiction of such arbitration court over any such dispute, controversy or difference.

     11. Notices.

     11.1. Any notice under this Agreement shall be made in writing and shall be delivered personally or sent by registered mail or by fax confirmed with a return receipt, to the Party due to receive the notice as follows:

     11.1.1. Goloil: 9a Centralnaya str., Novoagansk, Nizhnevartovsk district,
Khanty Mansijsk Autonomous Ogrug, Tyumen Oblast, Russia,

                             626417.
                             Telephone:     (34668) 40731
                             Fax:           (34668) 40731

     11.1.2. Investor: 5, Kosygina str., Moscow, Russia 117334

                             Telephone:       (095) 135-0072
                             Fax:             (095) 137-5553

     11.2.  Any such notice shall be deemed delivered in case of personal delivery or delivery by registered mail on the date of receipt by the addressee of such notice and in case of delivery by fax on the day when such notice is dispatched.

     12. Miscellaneous.

     12.1. Confidential Information.

     12.1.1.  The rights to any confidential information shall remain with the owner thereof and cannot be provided for use of third parties without the consent of the owner of such confidential information. During the term of this
Agreement and thereafter, each of the Parties shall keep confidential, protect and not disclose, and shall exert its best efforts to prevent disclosure by any of its employees of confidential, technical and commercial information, and trade secrets of any other Party received during in the course of or in connection with the Investment Stage operations and this Agreement.

     12.1.2. The provisions of Clause 12.1.1 shall not cover and apply to:

     12.1.2.1. Information which had become, at the time of its disclosure, part of the public domain through no fault of any of the Parties;

     12.1.2.2.  Information which was known by the disclosing Parties from outside sources prior to its disclosure;

     12.1.2.3.  Cases when the disclosing  Party has obtained the prior written consent of the other Party to such disclosure;

     12.1.2.4. Cases when disclosure of the confidential information is required by any mandatory prescription of any applicable law or regulation or any mandatory order of any court or any other competent authority, provided that such disclosure must be limited by the extent it is expressly required by such law, regulation or order.

     12.1.3. Except as provided in Clause 12.1.2, no Party may disclose any such confidential information to third parties, within 7 (seven) years after termination of this Agreement without the prior consent of the other Party.

     12.2. Amendments. Any amendments or addenda hereto shall be effective only if executed in writing and signed by duly authorized representatives of the
Parties.

     12.3.  Severability. The invalidity or unenforceability of any portion or provision of this Agreement shall not affect the validity or enforceability of any other its portion or provision, and any portion or provision determined to be invalid or unenforceable shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision, provided that in the event of such invalidity or unenforceability any of the Parties may request that the Parties negotiate and approve such amendments hereto as may be necessary to prevent the interests of the Parties which may be affected by such severance.

     12.4. Execution. This Agreement is executed in two counterparts each having equal force and effect.

IN WITNESS WHEREOF the authorized representatives of the Parties have signed this document on the day first stated above.

For Goloil Closed Joint Stock Company            For Energosoyuz-A Limited Liability Company

                                                          By:      ____________________
By:      ____________________                             Name:    A. Novikov
Name: V.V. Bergulyov                                      Title:   General Director
Title:   General Director

                                       10

                                          Attachment No.1
                                          To the Oilfield Development Agreement

WORK PROGRAM

     The table below contains the list of the operations to be conducted on the
Investment Stage and the time periods established for the performance of such operations.

------- ------------------------- ----------------------------------------------------------------------------------------
        WORKS                     Term
------- ------------------------- ----------------------------------------------------------------------------------------
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
                                     August     September       October       November       December        January
------- -------------------------                                             -------------- --------------- -------------
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
1       Construction of the
        Pipeline d 219 ii
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
2       Construction of
        pipeline d 168 ii
------- ------------------------- -------------                                              --------------- -------------
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
3       Construction of power                                                                    2,5 km         2,5 km
        transmission lines
------- -------------------------                                             -------------- --------------- -------------
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
4       Development of well
        cluster No2
------- ------------------------- ------------- --------------- -------------
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
5       Construction of wells     Well No.2                     Well No.1                    Well No.3       Well No.4

------- -------------------------               --------------- -------------
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------
6       Construction of booster      Order                      Assembly
        pumping station
------- ------------------------- ------------- --------------- ------------- -------------- --------------- -------------

1.       Construction of the Pipeline (d 219 ii).

         Planned term for completion of the construction - October 30, 2000.

Milestones:                                                                                 Term
                                                                               (Including the date indicated)

1)       Payment for the supply of the pipe d 219                         Term set forth in the contract with the
         (820 t).                                                                         supplier

2)       Execution of the contract on construction of the
         Pipeline.

                                                                                         July 31, 2000

                                       11

                                                                        Term set forth in the construction contract
3)       Payment for the Pipeline construction services.

2.       Construction of the gathering pipeline (d 168 ii).

         Planned term for completion of the construction - September 30, 2000.

Milestones:                                                                                 Term
                                                                               (Including the date indicated)

1)       Payment for the supply of the pipe d 168                                     August 31, 2000
         (160 t) (For the actually supplied amount).

2)       Payment  for  the  gathering  pipeline  construction  services Term set forth in the construction contract (for the work actually performed).

3)       Final payment for the Pipeline construction services.                 Term set forth in the construction contract

3.       Construction of Power Transportation Lines.

         Planned commencement of works - November 1, 2000.

         Planned term for completion of the construction - December 30, 2000.

Milestones - not determined.

4.       Development of Well Cluster No. 2.

         Planned term for completion of the construction - February 15, 2001.

Milestones - not determined.

5.       Construction of Wells.

         Planned term for completion of the construction:

         Well No. 2 (exploratory - production) - September 30, 2000.

         Well No. 1 (production) - November 1, 2000.

         Well No. 3 (production) - December 15, 2000.

         Well No. 4 (production) - January 20, 2001.

         Well No. 40 (exploratory) - March 2001.

                                       12

Milestones:                                                                                 Term
                                                                               (Including the date indicated)

1)       Prepayment  for the well No. 2 drilling  services (in amount                  July 31, 2000
equal to 30% of the contract price).

2)       Final payment for the well No. 2 drilling services.              Term specified in the drilling contract

3)       Prepayment  for the well No. 1 drilling  services (in amount
equal to 30% of the contract price).                                                 September 30, 2000

4)       Final payment for the well No. 1 drilling services.              Term specified in the drilling contract

5)       Prepayment  for the well No. 3 drilling  services (in amount
equal to 30% of the contract price).                                                  October 31, 2000

6)       Final payment for the well No. 3 drilling services.              Term specified in the drilling contract

7)       Prepayment  for the well No. 4 drilling  services (in amount
equal to 30% of the contract price).                                                 December 20, 2000

8)       Final payment for the well No. 4 drilling services.              Term specified in the drilling contract

9)       Prepayment for the well No. 40 drilling  services (in amount
equal to 30% of the contract price).                                                 December 15, 2000

10)      Final payment for the well No. 40 drilling services.             Term specified in the drilling contract

                                       13

6.       Construction of the Booster Pumping Station.

         The term of the construction  shall be determined after approval by the
         Parties  of  the   Booster   Pumping   Station   construction   project
         documentation, which is planned by August 15, 2000.

Milestones:                                                                                 Term
                                                                               (Including the date indicated)
1)       Execution  of the contract on supply of 2 ram pumps (for the
         use  pursuant  to  temporary  scheme)  and  payment  for the                 August 15, 2000
         supply thereof.

2)       Payment for the supply of the ram pumps                           Term set forth in the supply contract.

For ST JSC Goloil                                            For Energosoyuz - A LLC

By:       _________________________                          By:       _________________________
Name:    V.V. Bergulyov                                      Name:    A. Novikov
Title:   General Director                                    Title:   General Director

                                       14